UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 19, 2007

Commission File Number: 0-51891
INTERNATIONAL STEM CELL CORPORATION
(Exact name of small business Issuer as specified in its charter)

Delaware	0-51891	20-4494098

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2595 Jason Court Oceanside, CA		92056

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 940-6383
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-s(b))

☐	Pre-commencment communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
On July 19, 2007, the Board of Directors of International Stem Cell Corporation (the “Company”) increased the Board size to seven and elected Mr. Edward O. Hunter and Mr. Paul V. Maier as directors. There are no arrangements or understandings between either Mr. Hunter or Mr. Maier and any other persons pursuant to which such person was selected as a director, and there have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Hunter or Mr. Maier has a material interest, which are required to be disclosed pursuant to Item 404(a) of Regulation S-B. Neither Mr. Hunter nor Mr. Maier is related to or has any relationship with any existing member of our Board of Directors or executive officers.
Mr. Hunter brings to the Company more than 30 years experience in International Law, Corporate Governance and best practices. An attorney with Robinson & Robinson LLP in Irvine, California since 2002, he currently serves as a director of En Pointe Technologies, Inc. (NASDAQ:ENPT), where he serves on the Audit and Compensation Committees, as well as a non-US private equity funded corporation, Ovex Technologies (Pvt.) Limited. . He has advised or served on numerous private company and nonprofit boards as well.
Mr. Hunter has worked at the SEC in Washington, D.C., was in-house legal counsel from 1974 to 1982 at General Motors Corporation in Detroit, moved to Toyota Motors in Torrance, California from 1982 through 1990, and practiced with the law firm of LeBoeuf, Lamb, Green & MacRae, a large multi-national firm from 1991 through 2000. He earned his JD with honors from The George Washington University National Law Center in Washington, DC, and a BA with honors from the University of Utah.
Mr. Maier brings to the Company over 20 years of experience as a senior executive in biotechnology and pharmaceutical companies. Mr. Maier is currently an independent financial consultant.
Previously, Mr. Maier was Senior Vice President and Chief Financial officer of Ligand Pharmaceuticals, Inc. (NASDAQ: LGND) a commercial stage biopharmaceutical company, a position he held from 1992 to 2007. From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group, LP a private multinational retailer. From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary. Mr. Maier has served on the boards of public and private companies. Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University.
Item 9.01      Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Title or Description
	99.1	Press Release dated July 23, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION
Dated: July 23, 2007	By:	/s/ Jeff Krstich
		Name:	Jeff Krstich
		Title:	Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated July 23, 2007